                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR 12(g) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                              RAIT INVESTMENT TRUST
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)


                MARYLAND                                      23-2919819
                ---------                                     ----------
 (State of Incorporation or Formation))                    (I.R.S. Employer
                                                          Identification No.)

      C/O RAIT PARTNERSHIP, L.P.
    1818 MARKET STREET, 28TH FLOOR
             PHILADELPHIA, PA                                   19103
             ----------------                                   -----
 (Address of Principal Executive Offices)                    (Zip Code)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                             Name of each exchange on which
        to be so registered                              each class is to be registered
7.75% SERIES A CUMULATIVE REDEEMABLE                         NEW YORK STOCK EXCHANGE
 PREFERRED SHARES OF BENEFICIAL INTEREST,
            PAR VALUE $0.01 PER SHARE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-103618


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                      ----
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

      ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The title of the preferred shares of the Registrant being registered hereby is 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "Preferred Shares"). The description of the Preferred Shares is contained in the Registrant's Rule 424(b)(5) filing of March 16, 2004, relating to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 5, 2003, under the caption, "Description of Series A Preferred Shares," and the Registrant's Form 8-K as filed with the Securities and Exchange Commission on March 18, 2004, which descriptions are hereby incorporated herein by reference thereto.

      ITEM 2. EXHIBITS.

      Instruments defining the rights of holders of the securities being registered hereunder:

3.1(1)           Amended and Restated Declaration of Trust

3.1.1(2) Articles of Amendment of Amended and Restated Declaration of Trust

3.1.2(3) Articles of Amendment of Amended and Restated Declaration of Trust

3.1.3(4) Certificate of Correction to the Amended and Restated Declaration of Trust

3.1.4(5) Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, filed on March 17, 2004 with the Maryland Department of Assessments and Taxation

3.1.5(5) Certificate of Correction to Articles Supplementary, filed on March 18, 2004 with the Maryland Department of Assessments and Taxation

3.2(1)           Bylaws, as amended

4.1(6) Form of Certificate of 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest

      (1) Incorporated herein by reference to RAIT Investment Trust's Registration Statement on Form S-11 (File No. 333-35077), as amended.


      (2) Incorporated herein by reference RAIT Investment Trust's Registration Statement on Form S-11 (File No. 333-53067), as amended.


      (3) Incorporated herein by reference to RAIT Investment Trust's Registration Statement on Form S-2 (File No. 333-55518), as amended.


      (4) Incorporated herein by reference to RAIT Investment Trust's Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).


      (5) Incorporated herein by reference to RAIT Investment Trust's Form 8-K as filed with the Securities and Exchange Commission on March 18, 2004 (File No. 1-14760).


      (6) Incorporated herein by reference to RAIT Investment Trust's Form 8-K as filed with the Securities and Exchange Commission on March 22, 2004 (File No. 1-14760).
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 12, 2004                    RAIT INVESTMENT TRUST


                                        By:      /s/ Ellen J. DiStefano
                                             -----------------------------------
                                            Ellen J. DiStefano
                                            Executive Vice President and Chief
                                            Financial Officer